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SAGE LIFE ASSURANCE OF AMERICA, INC.
Member of Sage Insurance Group Inc.
APPLICATION FOR [SHORT SURRENDER]
A DEFERRED VARIABLE ANNUITY CERTIFICATE
Regular Mail:  P.O. Box 4040, Hartford, CT  06101-8709
Overnight Mail:  Lock Box, 1290 Silas Deane Highway, Wethersfield, CT  06109
1. TYPE OF CERTIFICATE
A. Non-Qualified:
Traditional IRA
Roth IRA
Other
B. If IRA:
Regular (Tax Year     )
Rollover
Trustee-to-Trustee Transfer
C. Optional Riders:
Enhanced Guaranteed Minimum Death Benefit
Protection Plus
Accidental Death Benefit
Guaranteed Minimum Income Benefit
Enhanced Guaranteed Minimum Income Benefit
Other
2. OWNER
Mr.
Mrs.
Ms.
First
Middle
Last
Other
Residence Street Address
City
State
Zip
Birthdate (Mo/Day/Yr)
M
F
Trustee
Social Security Number OR
Tax Identification Number
Phone
3. JOINT OWNER (if any)
Mr.
Mrs.
Ms.
First
Middle
Last
Other
Birthdate (Mo/Day/Yr)
M
F
Social Security Number OR
Tax Identification Number
Relationship to Owner
Phone
4. ANNUITANT
Check here if Annuitant is same as Owner.  Then, skip to Section 5.
Mr.
Mrs.
Ms.
First
Middle
Last
Other
Residence Street Address
City
State
Zip
Birthdate (Mo/Day/Yr)
M
F
Social Security Number OR
Tax Identification Number
Relationship to Owner
Phone
5. BENEFICIARY
Name
Social Security Number
Relationship to Owner
% of Benefit
Primary:
Mr.
Mrs.
Ms.
Other
Mr.
Mrs.
Ms.
Other
Contingent: (if any)
Mr.
Mrs.
Ms.
Other
6. INITIAL PURCHASE PAYMENT
Amount $


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Type:
Check or
Wire  Payable to Sage Life
OR
1035 Exchange OR
Trustee-to-Trustee Transfer
7. REPLACEMENT
Will proposed Certificate replace any existing annuities or life insurance policies? Yes No If yes, list companies and policy numbers, and attach replacement paperwork.
Companies
Policy  Numbers
8. ALLOCATING THE PURCHASE PAYMENT (If electing Payment Protection Program, skip this section and complete Section 9.)
A. Dollar-Cost Averaging (DCA)
Do not use DCA.
Complete Section B to invest in an Asset Allocation Model Portfolio OR Complete Section C to invest in Variable and/or Fixed Sub-Accounts Use DCA for entire purchase payment. Make a monthly transfer from the ONE Sub-Account indicated below for the number of months shown. DCA Fixed Sub-Accounts Months Year Code [3] [N/A] 116
[6] [N/A] 016
[12] [1] 111
[24] [2] 112
[36] [3] 113
[48] [4] 114
[60] [5] 115
Sage Money Market Sub-Account Transfer from the Money Market
Sub-Account will be made over a 12-month period unless specified below.
[ ] [ ] 034
AND DCA the purchase payment INTO EITHER An Asset Allocation Model Portfolio(Complete Section B, then skip to Section 12) OR Variable Sub-Accounts (Complete Section C-1., then skip to Section 10) B. Asset Allocation Model Portfolios Please select ONLY ONE portfolio.
Model I - Strategic Income
Model II
- Income & Growth
Model III - Conservative Growth
Model IV - Moderate Growth
Model V - Growth
Model VI - Aggressive Growth
These portfolios are automatically rebalanced quarterly.
C. Allocate the Purchase Payment (Use whole percents only. Must total 100%.)


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1. To  Variable  Sub-Accounts
AIM  Variable  Insurance  Funds
% (234) Government Securities
% (235) Growth and Income
% (236) Value
% (237) International  Equity
Alger  American  Fund
% (333) Income and Growth
% (334) MidCap  Growth
% (335) Small Cap
Eagle Asset  Management  (Sage Life Investment  Trust)
% (535) All-Cap Growth
INVESCO
% (733) Blue Chip Growth
% (734) Financial Services
% (735) Health Sciences
% (736) Technology
MFS Variable Insurance TrustSM
% (530) Total Return
% (531) Investors Trust
% (532) High Income
% (533) Research
% (534) Capital Opportunities
Morgan Stanley Universal Institutional Funds
% (633) Value
% (634) Mid Cap Value
% (635) Global Equity
Oppenheimer  Variable Account Funds
% (636) Bond/VA
% (637) Cap Appreciation/VA
% (638) Main Street Small Cap/VA
Sage Life Investment Trust
% (032) Money Market
% (731) S&P 500 Index
% (536) Nasdaq-100 Index
T.Rowe Price Equity Series
% (933) Equity Income
% (934) Mid-Cap Growth
% (935) Personal  Strategy  Balanced
2. To Fixed  Sub-Accounts
% (101) 1 year
% (102) 2 year
% (103) 3 year
% (104) 4 year
% (105) 5 year
% (107) 7 year
% (110) 10 year
9. P3-PAYMENT PROTECTION PROGRAM (Skip this section if you completed any part of Section 8.)
Yes. Sign me up for P3, the Payment Protection  Program
Fixed Account Guarantee Period (years):
1 2 3 4 5 7 10


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AND
Variable Sub-Accounts (See information at right.)
List the names of the Variable Sub-Accounts you want to use in your Payment Protection Program. Please include the percentages for each Sub-Account. (Use whole percents only. Must total 100%. If you need additional space, use Section 15.)
%
%
%
%
%
%
10. AUTOMATIC PORTFOLIO REBALANCING (Skip if electing an Asset Allocation Model Portfolio.)
Please rebalance the Variable Sub-Accounts.
Yes
No
If yes:
Quarterly
Semi-annually
Annually (All on a calendar basis.)
11. STANDING ALLOCATION INSTRUCTIONS
Allocate any additional purchase payments as follows:
Same as initial allocations.
As indicated below (Use whole percents only. Must total 100%. If you need additional space, use Section 15.):
% to the
Sub-Account.
% to the
Sub-Account.
% to the
Sub-Account.
% to the
Sub-Account.
12. AUTHORITY FOR TELEPHONE/ELECTRONIC TRANSFERS
I have read and understand the Telephone and Internet Transaction sections of the prospectus.
Please issue a Personal  Identification Number (PIN) to me.
Yes
No
I (Owner's initials) authorize you to provide my PIN to my Registered Representative so he/she can make telephone and Internet transfers between Sub-Accounts on my behalf.
Yes
No
13. SYSTEMATIC WITHDRAWAL PROGRAM (Not available while you are participating in the DCA program.)
Withdrawals prior to age 59-1/2 may be subject to a 10% IRS penalty. Please consult your tax advisor. If a withdrawal is requested by mail, please allow delivery time via first-class mail from the date of withdrawal. If the withdrawal is requested by direct deposit, it will be credited to your account within three business days of the withdrawal date.


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Payment  Frequency:
Monthly
Quarterly
Semi-annually
Annually
Start Date:
As soon as possible
Start on / /
(If you do not select a day, Sage will use the day of each month that corresponds to your Certificate Date. If the date is not a business day, Sage will use the next following business day.) Amount of Withdrawal: Dollar Amount:
$ ($100 minimum, please. We will deduct the withdrawals from the Sub- Accounts in which you are invested on a pro-rata basis unless you tell us otherwise. Dollar amount withdrawals from a Fixed Sub-Account may be subject to a market value adjustment. Any amount in excess of the free withdrawal amount may be subject to a surrender charge.)

Earnings in prior period. (We will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.)
Withholding Election Information:
Do not withhold federal income tax.
Withhold federal income tax (10% of taxable portion of each payment). Direct Deposit of Systematic Withdrawals: Yes, please deposit my withdrawal into my bank account. (You may terminate this agreement at any time by giving Sage Life 30 days advance written notice. This notification shall apply only to payments initiated by Sage Life after the 30-day period.) Name of Bank Telephone Number Street Address City State Zip code Account Number (attach an unsigned voided check) Bank ABA (first 9 numbers at bottom of check) Type of Account: Checking Savings

14. DOCUMENT DELIVERY METHOD For each document, please select only ONE delivery method:
Delivery Method
U.S. Mail
E-mail
CD*
Prospectuses
Annual/Semi-annual Fund Reports
Product/Fund Prospectus Supplements
Quarterly Statements and Transaction Confirmations
E-mail address *
Consistent with federal law, we use e-mail to request your consent to electronic delivery. We will not use your address otherwise without your consent. Sage Life reserves right to deliver all documents in paper form via U.S. Mail.

I (Applicant/Owner) request delivery of the documents listed below via the method I have selected.

For CD delivery, I know my computer must have a CD-ROM drive and Internet browser.

For e-mail delivery, I know my computer must have e-mail capability, Web access, and a browser.

Browsers such as Netscape Navigator 2.0, Microsoft Internet Explorer 2.0, or later versions may be used. Prospectuses, annual/semi-annual reports, and product/fund prospectus supplements will be delivered using PDF file format. To read them, Adobe Acrobat Reader, which can be downloaded free from www.adobe.com, must be installed on my computer.

I understand I may amend the delivery method including requiring delivery in paper form by Calling 1-877-TEL-SAGE (1-877-835-7243) Using Sage Life's Web site: www.sageusa.com Writing Sage Life's Customer Service Center P.O. Box 290680, Wethersfield, CT 06129-0680.

15. SPECIAL REQUESTS

16. AMENDMENTS OR CORRECTIONS (if any)

17. SUITABILITY, AGREEMENT AND SIGNATURES Suitability: To the best of my knowledge and belief, by signing below, I acknowledge receiving the current Variable Annuity Prospectus and understand Income Payments and Surrender Values, when based upon the investment experience of the Variable Account, may increase or decrease, depending upon investment experience for the Certificate and are not guaranteed as to dollar amount.

Agreement: To the best of my knowledge and belief, I agree that, except in Kentucky and West Virginia, my acceptance of the annuity applied for will constitute approval by me of any amendments or corrections made in item 16 above. However, I must agree in writing to any changes in: amounts; ages; plan of annuity; and benefits. (Use of "I", "me", and "my" in this application includes multiple Owners, if applicable, and the Annuitant, where Annuitant's consent or other action is required.)

Signed at     City       State On    Date

Applicant/Owner Joint Owner Annuitant (If other than Owner)

ARIZONA Notice to Applicants: Upon written request, Sage Life will provide within a reasonable time frame, reasonable factual information about the annuity's benefits and provisions. If for any reason the Owner is not satisfied with the annuity, it may be returned to Sage Life within 10 days after delivery and the Certificate value will be refunded.


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ARKANSAS, KENTUCKY, NEW JERSEY, NEW MEXICO, OHIO, PENNSYLVANIA Notice to
Applicants: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

COLORADO Notice to Applicants: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA APPLICANTS: WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PRUPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERILALY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

LOUISIANA Notice to Applicants: Any person who knowingly presents false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.]

18. Registered  Representative's Report
Do you have reason to believe the Certificate applied for may replace an existing annuity or insurance policy?
Yes
No
If yes:
Carrier
Policy Number
Section 1035 Exchange?
Yes
No
Print Registered Rep's Legal Name
SSN or TIN
Agency Name/Broker-Dealer/Branch
Registered Rep's Business Address
Business Phone
Signature of Registered Rep
Registered Rep's E-mail Address
Program designation:
A
B
C


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Once selected, program cannot be changed.
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Sage Life Assurance of America, Inc.
Member of Sage Insurance Group Inc.
Visit us at www.sageusa.com
Executive Office
300 Atlantic Street
Stamford, CT  06901